UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
 Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 30, 2010

PSYCHEMEDICS CORPORATION
(Exact Name of Registrant As Specified In Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13738	58-1701987
(Commission File Number)	(I.R.S. Employer Identification No.)

125 Nagog Park, Acton, Massachusetts	01720
(Address of Principal Executive Offices)	(Zip Code)

(978) 206-8220
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OF CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b)              On December 30, 2010, William R. Thistle retired as Senior Vice President and General Counsel of Psychemedics Corporation (the “Company”) to take effect on December 31, 2010.

(e)              On December 30, 2010, the Company and Mr. Thistle entered into a letter agreement to confirm the terms of Mr. Thistle’s retirement from the Company.  The letter agreement provides for payment to Mr. Thistle of accrued vacation through the retirement date plus continued payments to Mr. Thistle of eight weeks of base salary plus reimbursement of certain health plan payments during such period.    Mr. Thistle will be eligible to receive an annual bonus for 2010 based on his employment through the end of the year, subject to the terms of the Company’s bonus plan.  He has also agreed to be available to assist the Company in certain pending litigation matters.  Mr. Thistle’s long term incentives, including stock options, and other employee benefits will be provided in accordance with the terms of the underlying plans, programs and award agreements, based on his retirement from the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHEMEDICS CORPORATION

Dated: December 30, 2010	By:	/s/ Raymond C. Kubacki
Raymond C. Kubacki
Chief Executive Officer